UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 8, 2012

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The Company released its results of operations for the thirteen-week and fifty-two-week period ended January 28, 2012, in a press release issued on March 9, 2012.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Executive Compensation

    On March 8, 2012, the Compensation Committee (Committee) of the Board approved the annual base salaries (effective January 29, 2012) of the Company’s Named Executive Officers (NEOs) for Fiscal 2013.  The following table sets forth the annual base salary level of the Company’s NEOs (which officers were determined by reference to the Company’s proxy statement, dated April 25, 2011 for Fiscal 2012) and those determined to be NEOs for Fiscal 2013:

		Base Salary
Name	Position	Fiscal 2012	Fiscal 2013
Michael J. Newsome	Executive Chairman of the Board	$ 400,000	$ 400,000
Jeffry O. Rosenthal	Chief Executive Officer and President	420,000	440,000
Gary A. Smith	Senior Vice President and Chief Financial Officer	350,000	367,500
Cathy E. Pryor	Senior Vice President of Operations	335,000	350,000
Rebecca A. Jones	Senior Vice President of Merchandising	335,000	350,000

    Also, on March 8, 2012, the Committee authorized the payment of annual incentive (i.e. bonus) awards to each of the Company’s NEOs in respect to the year ended January 28, 2012 (Fiscal 2012).  Consistent with past practice, the payment of the awards is made upon the Company achieving defined company financial goals.  At the same time, the Committee established the target bonuses and performance goals for the Fiscal 2013 annual incentive awards.  These target bonuses will be based solely on the Company’s financial performance during Fiscal 2013.  Both fiscal year annual incentive bonuses were established subject to the Amended 2006 Executive Officer Cash Bonus Plan adopted previously by the Company’s stockholders.  The following table sets forth cash payments to the NEOs in respect to their annual incentive awards for Fiscal 2012 and the incentive bonus target amounts for Fiscal 2013 (the actual bonus may be less or more than the targeted amount depending on future performance):

		Annual Incentive Award
Name	Position	Fiscal 2012	Fiscal 2013
Michael J. Newsome	Executive Chairman of the Board	$ 500,000	$ 400,000
Jeffry O. Rosenthal	Chief Executive Officer and President	420,000	374,000
Gary A. Smith	Senior Vice President and Chief Financial Officer	262,500	220,500
Cathy E. Pryor	Senior Vice President of Operations	251,250	210,000
Rebecca A. Jones	Senior Vice President of Merchandising	251,250	227,500

    Equity awards will be granted as of March 13, 2012 pursuant to the Company’s Statement of Employee Equity Grant Practices.  These awards will be granted under the 2005 Equity Incentive Plan.  The restricted stock units are awarded in two parts:  (1) half the award will cliff vest in five years, subject to a one year performance period based on return on invested capital (ROIC); (2) half the award will cliff vest in three years, subject to a three year performance period based on cumulative earnings before income taxes (EBIT).  The following table sets forth the target restricted stock units to be awarded to each NEO for Fiscal 2013 upon achievement of specified performance criteria (the actual bonus may be less or more than the targeted amount depending on future performance):

		Restricted
Name	Position	Stock Units
Michael J. Newsome	Executive Chairman of the Board	11,400
Jeffry O. Rosenthal	Chief Executive Officer and President	9,700
Gary A. Smith	Senior Vice President and Chief Financial Officer	5,700
Cathy E. Pryor	Senior Vice President of Operations	5,400
Rebecca A. Jones	Senior Vice President of Merchandising	5,900

    The Company exercises negative discretion on all performance-based compensation.  The Company intends to provide additional information regarding the compensation awarded, including equity awards, to the NEOs in respect to and during the year ended January 28, 2012, in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders.

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed”.

Exhibit No.	Description
99.1	Press Release Dated March 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Senior Vice President and Chief Financial Officer

March 9, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated March 9, 2012